                                                               Exhibit 3.10(ii)


                               URS CORPORATION


                               (Formerly known as
           URS GREINER WOODWARD--CLYDE INTERNATIONAL--AMERICAS, INC.)


                 (formerly known as WOODWARD-CLYDE CONSULTANTS)



                          * * * * * * * * * * * * *

                                   BYLAWS

                          * * * * * * * * * * * * *


                                  ARTICLE I
                                   OFFICES

     SECTION 1. The principal office shall be in the City of Reno, County of Washoe, State of Nevada.

     SECTION 2. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.



                                   ARTICLE II
                          MEETINGS OF STOCKHOLDERS

     SECTION 1. All annual meetings of the Stockholders shall be held at Transamerica Building, in the City of San Francisco, State of California, or such other place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of the Stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

     SECTION 2. Annual meetings of the Stockholders, shall be held on the first Friday in December, or on such other day as shall be designated by the Chairman of the Board, at which meeting the Stockholders shall elect, by a plurality vote, a Board of Directors, and transact such other business as may properly be brought before the meeting.

     SECTION 3. Special meetings of the Stockholders for, any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board, and shall be called by the Chairman of the Board or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of Stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     SECTION 4. Notices of meetings shall be in writing and signed by the Chairman of the Board, or the Secretary, or an Assistant Secretary, or by such other person or persons as the Directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time when, and the place, which may be within or without this state, where it is to be held. A copy of such notice shall be either delivered








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WCC BYLAWS

Page 2


personally to or shall be mailed, postage prepaid, to each Stockholder of record entitled to vote at such meeting not less than ten days before such meeting. If mailed, it shall be directed to a Stockholder at his address as it appears upon the records of the Corporation and upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such Stockholder. Personal delivery of any such notice to any officer of a Corporation or association, or to any member of a partnership shall constitute delivery of such notice to such Corporation, association or partnership. In the event of the transfer of stock after delivery or mailing of the notice of, and prior to the holding of the meeting, it shall not be necessary to deliver or mail notice of the meeting to the transferee.

     Section 5. Business transacted at any special meeting of Stockholders shall be limited to the purposes stated in the notice.

     Section 6. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meetings at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 7. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such provision shall govern and control the decision of such question.

     Section 8. Every Stockholder of record of the Corporation shall be entitled at each meeting of Stockholders to one vote for each share of stock standing in his name on the books of the Corporation.

     Section 9. At any meeting of the Stockholders, any Stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six months from the date of its execution, unless coupled with an interest, unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation.


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     Section 10.  Any action, except election of Directors, which may be taken by the vote of the Stockholders at a meeting, may be taken without a meeting if authorized by the written consent of Stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

                                  ARTICLE III
                                   DIRECTORS

     Section 1. The number of Directors which shall constitute the whole Board shall be five, all of whom shall be of full age, and the majority of whom shall be citizens of the United States. Directors need not be stockholders. The Directors shall be elected for a one-year term, commencing with the annual meeting of the Stockholders in December, 1987.

     Section 2. Vacancies, including those caused by an increase in the number of Directors, may be filled by a majority of the remaining Directors though less than a quorum. When one or more Directors shall give notice of resignation to the Board, effective at a future date, the Board shall have power to fill such vacancies to take effect when such resignation or resignations shall become effective, each Director so appointed to hold office during the remainder of the term of office of the resigning Director or Directors.

     Section 3. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the Stockholders.

     Section 4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Nevada.

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the Stockholders at the annual meeting and no notice of such meeting shall be necessary to the new elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the Stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the Stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

     Section 6. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.



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Page 4

     SECTION 7. Special meetings of the Board of Directors may be called by the Chairman of the Board or Secretary on the written request of two Directors. Written notice of special meetings of the Board of Directors shall be given to each Director at least three (3) days before the date of the meeting.

     SECTION 8. A majority of the Board of Directors, at a meeting duly assembled shall be necessary to constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof.

                            COMMITTEES OF DIRECTORS

     SECTION 9. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 10. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

                           COMPENSATION OF DIRECTORS

     SECTION 11. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and/or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV
                                    NOTICES

     SECTION 1. Notices to Directors and Stockholders shall be in writing and delivered personally or mailed to the Board of Directors or Stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Directors may also be given by telegram.

     SECTION 2. Whenever all parties entitled to vote at any meeting, whether of Directors or Stockholders, consent, either by a writing on the records of the meeting or filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if a meeting had been regularly called and noticed. At such meeting any business may be transacted which is not excepted from the

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WCC BYLAWS

PAGE 5

written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting is irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meetings; and such consent or approval of Stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

     Section 3. Whenever any notice whatever is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V
                                    OFFICERS

     Section 1. The principal officers of the Corporation shall consist of the Chairman of the Board, the President, one or more Executive Vice Presidents, one or more Vice Presidents, a Secretary and a Treasurer, and the subordinate officers shall consist of such other officers and assistant officers and agents as may be deemed necessary and elected or appointed by the Board of Directors or chosen in such other manner and for such terms as the Board of Directors may prescribe. Either the Chairman of the Board or the President may be the Chief Executive Officer as determined by the Board of Directors.

     Section 2. The Board of Directors at its first meeting after each annual meeting of the Stockholders, shall choose the Chairman of the Board, the President, the Executive Vice Presidents, a Secretary and a Treasurer, and designate the Chief Executive Officer.

     Section 3. The Board of Directors may elect or delegate authority to the Chief Executive Officer to appoint additional executive vice presidents, vice presidents and assistant secretaries and assistant treasurers and such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board or Chief Executive Officer.

     Section 4. The salary of the Chief Executive Officer shall be fixed by the Board of Directors. The salaries of all other officers shall be fixed by the Chief Executive Officer or by other persons to whom he has delegated this authority.

     Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any officer appointed by the Chief Executive Officer may be removed by him. Any vacancy occurring in the principal offices of the Corporation due to death, resignation, removal or otherwise, shall be filled by the Board of Directors. Any other vacancy shall be filled by the Chief Executive Officer.

     Section 6. Whenever a principal officer has an area of responsibility designated by the Board of Directors, that person has the final authority over such area and shall report directly to the Board of Directors with respect to that person's area of responsibility.


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PAGE 6

                            CHIEF EXECUTIVE OFFICER

     SECTION 7. The executive authority of the Corporation shall be exercised by the Chief Executive Officer. This executive authority shall be exercised in accordance with the Statement of Purpose and Standing Policies adopted by the Shareholders, and Management policies and other policies adopted by the Board of Directors.

                             CHAIRMAN OF THE BOARD

     SECTION 8. The Chairman of the Board shall be a member of the Board of Directors and, if present, preside at the meetings of the Board of Directors and at Shareholders' meetings. In case of absence of the Chairman, the President shall preside at the Board of Directors or Shareholders meetings.

                                   PRESIDENT

     SECTION 9. The President may not hold any other principal office of the Corporation; otherwise any two offices may be held by the same person.

                       THE EXECUTIVE VICE PRESIDENTS AND
                              THE VICE PRESIDENTS

     SECTION 10. The Executive Vice Presidents and the Vice Presidents shall perform such duties as the Board of Directors and/or the Chief Executive Officer may from time to time prescribe.

                                 THE SECRETARY

     SECTION 11. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the Standing Committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the Secretary's signature or by the signature of the Treasurer of an Assistant Secretary.

                                 THE TREASURER

     SECTION 12. The Treasurer shall perform such duties as the Board of Directors and/or the Chief Executive Officer may from time to time prescribe.

                                   ARTICLE VI
                             CERTIFICATES OF STOCK

     SECTION 1. Every Stockholder shall be entitled to have a certificate, signed by the Chairman of the Board or in his absence by the President and by the Secretary or in his/her absence by the Treasurer, Assistant Treasurer or Assistant Secretary of the Corporation, certifying the number of shares owned by the Stockholder in the


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WCC BYLAWS

Corporation. When the Corporation is authorized to issue shares of more than one class or more than one series of any class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any Stockholders upon request and without charge, a full or summary statement of the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, and, if the Corporation shall be authorized to issue only special stock, such certificate shall set forth in full or summarize the rights of the holders of such stock.

     Section 2. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents of the Corporation may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be the officer or officers of such Corporation.

                               LOST CERTIFICATES

     Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                               TRANSFER OF STOCK

     Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                           CLOSING OF TRANSFER BOOKS

     Section 5. The Board of Directors may prescribe a period not exceeding sixty days prior to any meeting of the Stockholders during which no transfer of stock on the books of the Corporation may be made, or may fix a day not more than sixty days prior to the holding of any such meeting as the day as of which Stockholders entitled to notice of and to vote at such meeting shall be determined; and only Stockholders of records on such day shall be entitled to notice or to vote at such meeting.

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WCC BYLAWS

                            REGISTERED STOCKHOLDERS

     Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.


                                   ARTICLE VII
                               GENERAL PROVISIONS

                                   DIVIDENDS

     Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserves in the manner in which it was created.

                                     CHECKS

     Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                  FISCAL YEAR

     Section 4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

     Section 5. The Corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words, "Corporate Seal, Nevada".

                     INDEMNITY OF OFFICERS, DIRECTORS, ETC.

     Section 6. The Corporation shall indemnify any person who was or is a party or its threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in an action

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WCC BYLAWS
by or in the right of the Corporation by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceedings if he acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     SECTION 7. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation; except no indemnification shall be made by the Corporation in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court deems proper.

     Any indemnification under Section 6 or 7 of this Article, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6 and 7. Determination as to such conduct shall be made:

     (1)  By the stockholders; or

     (2) By the Board of Directors by majority vote of a quorum consisting of Directors who were not parties to such act, suit or proceeding; or

     (3) If such a quorum of disinterested Directors so orders, by independent legal counsel in a written opinion; or

     (4) If such a quorum of disinterested Directors cannot be obtained, by independent legal counsel in a written opinion.


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PAGE 10


     A Director, officer, employee or agent of the Corporation who is seeking indemnification shall make a written request for such indemnification to the Board. Upon receipt of such request the Board shall act promptly and in compliance with the procedure set forth above.


     Expenses incurred in defending any proceeding shall be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Section.


     Section 8. The Corporation shall indemnify any Director, officer, employee or agent of the Corporation who has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Section, or in defense of any item, issue or matter therein, against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with such defense.


                                  ARTICLE VIII
                                   AMENDMENTS

     Section 1. These Bylaws may be altered or repealed at any regular meeting of the Stockholders or of the Board of Directors or at any special meeting of the Stockholders or of the Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting.


                                   ARTICLE IX
                              STATEMENT OF PURPOSE

     Section 1. Woodward-Clyde Consultants is a multi-disciplinary professional service firm committed to providing high quality professional consulting services. The purposes of the organization are to meet the needs of clients, to provide sufficient earnings and to maintain an environment in which the professional and financial goals of the firm and its employees may be achieved.


                                   ARTICLE X
                               STANDING POLICIES

     Section 1. Woodward-Clyde Consultants strives to maintain a service firm that is wholly owned by its professionals.

     Section 2. Woodward-Clyde Consultants fosters an environment that creates synergism, facilitates cooperation, and promotes the attainment of a high degree of professional and managerial achievement.

     Section 3. Woodward-Clyde Consultants supports and encourages the application and transfer of innovative and creative technology, within the organization and the professions.



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Page 11

     Section 4. Woodward-Clyde Consultants sets goals for professional, financial and marketing performance of its operating groups, business units, and individuals, and evaluates performance based on the achievement of these goals.

     Section 5. Financial and professional reward is based on performance and contribution toward the goals of the organization.

     Section 6. Woodward-Clyde Consultants offers ownership to selected employees on the basis of integrity, competence, attitude, and leadership. The maximum voting ownership of any shareholder is one-twentieth of the total voting ownership.

     Section 7. Woodward-Clyde Consultants recognizes its responsibility to the needs of society.

                           UNANIMOUS WRITTEN CONSENT
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
            URS GREINER WOODWARD-CLYDE INTERNATIONAL-AMERICAS, INC.

                              As of March 4, 1999

The undersigned, being all of the members of the Board of Directors of URS Greiner Woodward-Clyde International-Americas, Inc., a Nevada corporation (the "Corporation"), acting in accord with applicable Nevada statutes hereby adopt the following resolutions by unanimous written consent:

Amendment of the Corporation's Bylaws

          WHEREAS, since both Section 1 of Article VIII of the Bylaws of the Corporation and the applicable Nevada statutes authorize either the sole stockholder or the Board of Directors to take action to amend the Bylaws of the Corporation; and

          WHEREAS, since it is in the best interest of the Corporation and its sole stockholder that this Board of Directors take action to amend the Bylaws to comply with the requirements of Alaska State Board of Registration for Architects, Engineers and Land Surveyors thereby permitting the Corporation to lawfully practice the disciplines of Civil Engineering, Chemical Engineering, and Land Surveying in that State; it is

          NOW, THEREFORE, RESOLVED, that the Bylaws of the Corporation be and they hereby are amended by adding the following as Section 8 to
          Article X (Standing Policies), as set forth in full hereinbelow:

               "SECTION 8. The Corporation desires to engage in the practice of the disciplines of Civil Engineering, Chemical Engineering, and Land Surveying in the State of Alaska. To engage in the lawful practice of these disciplines, Corporation will continually maintain a duly registered professional in responsible charge of each discipline in such State."

This Unanimous Written Consent may be executed in counterparts.

This Unanimous Written Consent shall be filed with the proceedings of the Board of Directors.

Dated as of March 4, 1999

                                             /s/ Martin M. Koffel
                                             _______________________
                                             Martin M. Koffel

                                             /s/ Kent P. Ainsworth
                                             _______________________
                                             Kent P. Ainsworth

                                             /s/ Irwin L. Rosenstein
                                             _______________________
                                             Irwin L. Rosenstein

                           UNANIMOUS WRITTEN CONSENT
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                                URS CORPORATION

                             As of October 1, 2001

The undersigned, being all of the members of the Board of Directors of URS Corporation, a Nevada corporation (the "Corporation"), acting in accordance with applicable Nevada statutes hereby adopt the following resolutions by unanimous written consent:

AMENDMENT TO THE CORPORATION'S BYLAWS

     WHEREAS, since both Section 1 of Article VIII of the Bylaws of the Corporation and the applicable Nevada statutes authorize either the sole stockholder or the Board of Directors to take action to amend the Bylaws of the Corporation; and

     WHEREAS, since it is in the best interest of the Corporation and its sole stockholder that this Board of Directors take action to amend the Bylaws to comply with the requirements of the Washington Architect Registration Board, thereby permitting the Corporation to lawfully practice architecture in that State; it is

     NOW, THEREFORE, RESOLVED, that the Bylaws of the Corporation be and they hereby are amended by adding the following as Section 9 to Article X (Standing Policies), as set forth in full hereinbelow:

          "SECTION 9. The Corporation desires to engage in the practice of architecture in the State of Washington. To engage in the lawful practice of this discipline the Corporation shall designate an architect-in-responsible-charge, with authority to make all final decisions for architectural activities in the State of Washington."

This Unanimous Written Consent may be executed in counterparts.

This Unanimous Written Consent shall be filed with the proceedings of the Board of Directors.

Dated as of October 1, 2001



                                        /s/ Irwin L. Rosenstein
                                        ----------------------------
                                        Irwin L. Rosenstein


                                        /s/ Kent P. Ainsworth
                                        ----------------------------
                                        Kent P. Ainsworth


                                        /s/ William A. Stevenson
                                        ----------------------------
                                        William A. Stevenson

                           UNANIMOUS WRITTEN CONSENT
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                                URS CORPORATION

                             As of November 1, 2001


     The undersigned, being all the members of the Board of Directors of URS Corporation, a Nevada corporation (the "Corporation"), acting in accord with applicable Nevada statutes, hereby adopt the following resolution by unanimous written consent:

AMENDMENT OF THE CORPORATION'S BYLAWS

     WHEREAS, since both Section 1 of the Article VIII of the Bylaws of the Corporation and the applicable Nevada statutes authorize either the sole stockholder or the Board of Directors to take action to amend the Bylaws of the Corporation; and

     WHEREAS, since it is in the best interest of the Corporation and its sole stockholder that this Board of Directors take action to amend the Bylaws to comply with the requirements of the Alaska State Board of Registration for Architects, Engineers and Land Surveyors, thereby permitting the Corporation to lawfully practice the disciplines of Civil Engineering, Electrical Engineering, and Land Surveying in that State; it is

     NOW, THEREFORE, RESOLVED, that the Bylaws of the Corporation be and they hereby are amended by amending Section 8 of Article X (Standing Policies), as set forth in full hereinbelow:

          "Section 8. The Corporation desires to engage in the practice of the disciplines of Civil Engineering, Electrical Engineering and Land Surveying in the State of Alaska. To engage in the lawful practice of these disciplines, the Corporation will continually maintain a duly registered professional in responsible charge of each discipline in such State."

This Unanimous Written Consent may be executed in counterparts.

This Unanimous Written Consent shall be filed with the proceedings of the Board of Directors.

Dated as of November 1, 2001



                                        /s/ Irwin L. Rosenstein
                                        ----------------------------
                                        Irwin L. Rosenstein


                                        /s/ Kent P. Ainsworth
                                        ----------------------------
                                        Kent P. Ainsworth


                                        /s/ William A. Stevenson
                                        ----------------------------
                                        William A. Stevenson